EXHIBIT 99.1

SRAX Announces Non-Reliance on Previously Issued Financial Statements

LOS ANGELES, CA – April 8, 2019 – Social Reality, Inc. (NASDAQ: SRAX), a digital marketing and consumer data management technology company, today announced that on April 7, 2019, management of Social Reality, Inc. (the “Company”) concluded and the audit committee of the Company has concurred that the Company’s previously issued quarterly and year-to-date unaudited consolidated financial statements for March 31, 2017, June 30, 2017, September 30, 2017,  December 31, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 and that its audited consolidated financial statements for the year ending December 31, 2017 should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for these periods should no longer be relied upon. The errors identified are all non-cash and primarily related to the Company’s classification of certain outstanding warrants with provisions that allow the warrant holder to force cash redemption under certain circumstances.

Based on its preliminary assessment, the Company is providing the following estimates regarding the aggregate impact of these errors on consolidated total current liabilities, total liabilities, equity, other income, net income (loss) and income (loss) per share, calculated in accordance with accounting principles generally accepted in the U.S., for each of the periods presented:

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTH PERIODS ENDED SEPTEMBER 30, 2018

(Unaudited)

	AS REPORTED		Restated
	YTD September		YTD September
	2018	Adjustments	2018

Revenues	$8,823,592		$8,823,592
Cost of revenue	2,902,179		2,902,179

Gross profit	$5,921,413		$5,921,413

Loss from operations	$(8,492,866)		$(8,492,866)

Other income (expense)
Total interest expense	$(2,772,448)		$(2,772,448)
Loss on repricing of Series A warrants	$-		$-
Accretion of put warrants		$800,000	$800,000
Accretion of debenture warrants		$800,000	$800,000
Accretion of Leapfrog warrants		$600,000	$600,000
Loss (Gain) on Sale of Fixed Assets	$23,978,389		$23,978,389
Other Income	$21,205,941	$2,200,000	$23,410,439

Net Income (loss)	$12,717,573	$2,200,000	$14,917,573

Net (loss) income per share, basic	$1.59		$1.86
Net (loss) income per share, diluted	1.59		$1.86

Weighted average shares outstanding, basic	8,008,717	-	8,008,717
Weighted average shares outstanding, diluted	8,008,717	-	8,008,717

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

	AS REPORTED		Restated
	Full Year		Full Year
	2017	Adjustments	2017

Revenues	$23,348,714		$23,348,714
Cost of revenue	9,328,893		9,328,893

Gross profit	$14,019,821		$14,019,821

Loss from operations	$(3,843,679)		$(3,843,679)

Other income (expense)
Total interest expense	$(2,815,203)		$(2,815,203)
Loss on repricing of Series A warrants	$-	$(100,000)	$(100,000)
Accretion of put warrants		$500,000	$500,000
Accretion of debenture warrants		$(700,000)	$(700,000)
Accretion of Leapfrog warrants		$(1,500,000)	$(1,500,000)
Loss (Gain) on Sale of Fixed Assets	$-		$-
Other Income	$(2,815,203)	$(1,800,000)	$(4,615,203)

Net Income (loss)	$(6,658,882)	$(1,800,000)	$(8,458,882)

Net (loss) income per share, basic	$(0.81)		$(1.02)

Weighted average shares outstanding, basic	8,253,851	-	8,253,851

SOCIAL REALITY, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2018

(Unaudited)

	September 30		September 30
	2018		2018
	As Reported	Adjustments	As Restated

Total assets	34,341,324	-	34,341,324

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	2,475,229		2,475,229
Leapfrog warrant liability	-	1,000,000	1,000,000
Warrant liability - Series A	-	1,300,000	1,300,000
Debenture warrant liability	-	1,600,000	1,600,000

Total current liabilities	2,475,229	3,900,000	6,375,229

Secured convertible debentures, net	2,943,109	-	2,943,109

Total liabilities	5,418,338	3,900,000	9,318,338

Total stockholders' equity	28,922,886	(3,900,000)	25,022,886

Total liabilities and stockholders' equity	34,341,224	-	34,341,224

SOCIAL REALITY, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2017

	As Reported		Restated
	December 31,		December
	2017	Adjustments	2017

Total assets	23,605,699	-	23,605,699

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	5,010,815		5,010,815
Leapfrog warrant liability		1,700,000	1,700,000
Warrant liability - Series A		2,100,000	2,100,000
Debenture warrant liability		2,500,000	2,500,000

Total current liabilities	5,010,815	6,300,000	11,310,815

Secured convertible debentures, net	1,711,146	-	1,711,146

Total liabilities	6,721,961	6,300,000	13,021,961

Total stockholders' equity	16,883,738	(6,300,000)	10,583,738

Total liabilities and stockholders' equity	23,605,699	-	33,358,527

Since the Company has not yet fully completed its review, the estimates regarding the impact set forth above are preliminary and remain subject to change.

In connection with the restatement, management has determined that a material weakness related to the accounting for financing transactions in the Company’s internal control over financial reporting existed for the periods from March 31, 2017 through December 31, 2018. The Company’s chief executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of March 31, 2017 through December 31, 2018, and the Company’s management has concluded that its internal control over financial reporting was not effective as of December 31, 2018.

The Company anticipates that it will file amended Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018, to amend and restate its financial condition and financial results for the affected periods as soon as practicable.

About SRAX

Social Reality, Inc. (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX’s technology delivers the tools to unlock data to reveal brands core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIGtoken, SRAX has developed a consumer-managed data marketplace where people can own and earn from their data thereby providing everyone in the Internet ecosystem choice, transparency, and compensation. SRAX’s technology and tools deliver a digital competitive advantage for brands in the CPG, automotive, investor relations and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

About BIGtoken

BIGtoken, built by SRAX (NASDAQ: SRAX), is a consumer data management and distribution system. BIG is the first consumer managed data marketplace where people can own and earn from their data. Through a transparent blockchain platform and consumer reward systems, BIG provides consumers choice, transparency and compensation for their data. Participating consumers earn rewards, and developers are able to build pro-consumer online experiences on top of the BIG platform. The system also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. For more information on BIGtoken, visit www.bigtoken.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties, as set forth in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Kirsten Chapman/Mary Magnani, LHA Investor Relations, 415-433-3777, srax@lhai.com